ARMATRON LOGO
                        MELROSE, MASSACHUSETTS 02176
         PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JANUARY 25, 1996

      Know All Persons By These Presents, that the undersigned stockholder(s) of Armatron International, Inc. hereby constitutes and appoints Craig Spangenberg, William Welsh and Edward L Housman, each of them, attorneys and proxies of the undersigned, each with full power of substitution and revocation, to vote all shares of stock of the undersigned in said Company at the meeting of stockholders to be held at the Company's principal executive offices, Two Main Street, Melrose, Massachusetts 02176, on January 25, 1996 at 11:00 o'clock A.M., Eastern Standard Time, and at any adjournments thereof, with all power the undersigned would possess if personally present, upon the following:

1. ELECTION OF DIRECTORS: FOR the nominees listed below:
      Withhold Authority [ ]   To vote for the nominees listed below except as
                               indicated on the line below [ ]


                               ------------------------------------------------
                                 Charles Housman, Edward Housman

2. PROPOSAL TO APPROVE THE APPOINTMENT OF R. J. GOLD & COMPANY, P.C. as the independent auditors of the corporation for the 1996 fiscal year.
             FOR [ ]        AGAINST [ ]         ABSTAIN [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
                        (PLEASE SIGN ON REVERSE SIDE)



      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS WHO RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. THIS PROXY WHEN PROPERLY EXECUTED
WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THESE PROPOSALS.
                                         The undersigned hereby acknowledges
                                         receipt of the Annual Report for 1995
                                         and the Notice and Proxy Statement for
                                         this meeting, and hereby revokes any
                                         proxies heretofore given.
                                         Date:_________________________  , 19__

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                                         Signature(s) of stockholder(s)
                                         Signature(s) should agree with the
                                         name(s) on stock certificate.
                                         Executors, Administrators, Trustees,
                                         etc. should so indicate when signing.
                                         Please sign, date and return promptly-
                                         no postage required.